SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: March 21, 2007

KLONDIKE STAR MINERAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Box 20116, 1031 - Ten Mile Road, Whitehorse, Yukon Y1A 7A2 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 579-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

The information contained in this Current Report on Form 8K is provided in Compliance with the following sections of the Form.
Section 2	Item 2.02	Results of Operations and Financial Conditions
Section 7	Item 7.01	Regulation FD Disclosure
Section 8	Item 8.01	Other Events

Klondike Star Mineral Corporation (the "Company") is in the process of releasing material non-public information regarding the Company's mineral exploration, mine planning and development activities for the year-ending February 28, 2007, pertaining to advanced-stage properties in the Klondike Region, Yukon, Canada.

This 8-K filing relates to forthcoming public disclosures of information on Klondike geological studies and Company exploration results consistent with the Company's Disclosure Policy (http://www.klondikestar.com/about_us/disclosure_policy.php) and SEC reporting requirements.

THE PROJECT

Located in the Klondike gold-producing region of the Yukon, Canada, the Lone Star Project is an advanced stage gold exploration project that is being studied for potential mine development.

The Lone Star quartz gold properties are an expansive mineral rights holding of 1056 quartz claims and crown grants totaling 152 km2/58.7 mi2. The primary focus on Klondike Star's exploration efforts have been centered on the Lone Star Zone, the site of a former producing mine (circa 1912-14). It is one of five major zones that are 'exploration targets,' including the recently discovered JF Zone, which was announced February 8, 2007.

According to preliminary technical analysis, engineering and planning assumptions that are being refined through a scoping study, the Lone Star Mine appears to have the potential to be developed as a low-medium grade, bulk tonnage open pit hard-rock gold mine with no underground operations.

The Company holds a 55% majority and controlling ownership interest in the project, with the exclusive option to acquire up to 75%.

RELEASE OF MATERIAL NON-PUBLIC INFORMATION

The Company has or anticipates disclosing new information about Company operations including:

1. "Regional Geological & Related Studies of the Klondike Gold District", March 2007 by Dr. J.K. Mortensen and Professors Doug Mackenzie and Dave Craw from the University of Otago;

2. Public release of Volume 1 of the February 2006 report filed on a previously confidential basis with Yukon mining authorities, as required by territorial law, entitled "Diamond Drilling, Geological Mapping, Rock and Soil Geochemistry, Trenching and Bulk Sampling on the Lone Star (Klondike) Property". This is a consolidated filing on the 2005 exploration program accessible from the Company website at www.klondikestar.com under Exploration, Reports.

3. Anticipated release of a synopsis of the March 2007 report filed on a confidential basis with Yukon mining authorities, as required by territorial law, entitled "Diamond Drilling, Geological Mapping, Rock and Soil Geochemistry, IP Geophysics Trenching and Bulk Sampling on the Lone Star (Klondike) Property". This is a consolidated filing on the 2006 exploration program. Public disclosure of this information, including form, scope and timing, is subject to review of public filing, securities and other legal requirements, as well as matters of commercial confidentiality, which may be material to the Company's business operations.

The Company is also highlighting recent reports published by the government Yukon Geological Survey in February 2007 and the Journal of Geochemical Exploration on major Klondike regional (gold related) geological studies. These publications were authored by various senior members of the Klondike Research Team from the internationally known University of British Columbia Mineral Deposit Research Unit (Dr. J.K. Mortensen/MDRU, D.J. MacKenzie and David Craw/University of Otago, R.J. Chapman/University of Leeds, D.P.G. Bond/Yukon Geological Survey) and the Company's Chief GeoScientist, Dr. Tim Liverton. The reports include:

1. MacKenzie, D.J., Craw, D., Mortensen, J.K. and Liverton, T., 2007. Structure of schist in the vicinity of the Klondike goldfield, Yukon. In: Yukon Exploration and Geology 2006, D.S. Emond, L.L. Lewis and L.H. Weston (eds.), Yukon Geological Survey, pp. 197-212.

2. Bond, D.P.G. and Chapman, R.J., 2007. Evaluation of the origins of gold hosted by the conglomerates of the Indian River formation, Yukon, using a combined sedimentological and mineralogical approach. In: Yukon Exploration and Geology 2006, D.S. Emond, L.L. Lewis and L.H. Weston (eds.), Yukon Geological Survey, p. 93-103

3. Chapman, R.J. and Mortensen, J.K., 2006, Application of microchemical characterization of placer gold grains to exploration for epithermal gold mineralization in regions of poor exposure; Journal of Geochemical Exploration, v. 91, pp. 1-26.

THE SCOPING STUDY - LONE STAR GOLD PROJECT MINE DEVELOPMENT

Purpose and Company approach:

In 2006, Klondike Star initiated a scoping study as a management planning tool to guide and accelerate future feasibility, environmental permitting and mine development decision-making. This study is proceeding concurrently with efforts to delineate potential economically viable gold deposit(s). The Company is proceeding with an integrated technical planning process that allows feasibility planning, permitting and detailed mine design and development considerations to be addressed simultaneously. This coordinated effort will have the benefit of saving time, money and managerial focus.

A practical example to illustrate the benefit to this approach relates to environmental monitoring requirements and the permitting process. The Company has already completed three successive years of monitoring that enables 'fast-tracking' environmental assessment and permitting as decisions are made to proceed with the mining process. The more linear and conventional approach, after a mine development decision is made, would involve attempting to gather the necessary information at greater cost in a shorter period of time (with seasonal conditions, such a process being more problematic). With less available information, the Company might be required to file a less comprehensive permit application, which, in turn risks incurring significant delays while missing research is conducted, or having applications rejected with material consequences and costs to the Company in terms of time, money, effort and opportunity.

Scope:

It is a comprehensive effort including such matters as evaluation of other mineralized material, including grade and tonnage in a SEC Guide 7 compliant manner, mine development scenarios, ore handling and processing methods, tailings recovery, disposal and reclamation, water supply and storage, energy supply requirements and options, mining facilities, infrastructure, excavation, processing and fleet vehicle equipment, roads and access, water supply, socio-economic considerations, housing and services, temporary construction arrangements, as well as detailed capital and operating cost analysis.

Experienced multi-disciplinary team:

It is being undertaken by a professional team of experienced Company staff and technical consultants with a combination of northern, Canadian and international experience and expertise in geology, mine planning and development, environmental assessment and permitting, economics, financing, energy supply, engineering and design, and First Nation and community relations.

Completion status and timetable:

The scoping study is scheduled for release by September 2007. As new information becomes available, such as following completion of the 2007 exploration program, the study will be updated as to support informed and timely decision-making. A master project timetable is guiding the Company through the phases of mine planning, development and production, including significant milestones such as completion of feasibility study(ies), environmental assessment and permitting, financing, and a production decision. Sections on the material technical matters have been developed, such as delineation of the regulatory process, engineering analysis of appropriate mining, processing technology and design base case, capital and operating cost analysis, energy supply options, facility and housing requirements, and labor force projections. Work is in progress with respect to tailings management, site reclamation, siting of facilities, administrative and service buildings, road improvements, acid rock drainage and water supply.

ECONOMIC VIABILITY OF LONE STAR PROJECT

The scoping study, on a preliminary basis and based on planning assumptions, is providing a target for an economically viable development based on tonnage and grams of gold per tonne of mineralized material, gold price scenarios, capital and operating cost projections for a gold mine having an operating life of at least 10 years.

The target is subject to adjustment over time as the scoping study moves towards completion, and as additional exploration results become available. The target, a preferred reserve estimate for making a production decision, is currently in the range approximately 46.7 tonnes (51.5 tons) of contained gold. This assumes about 1 gram (+ or -) of gold per tonne of mineralized material at 90% recovery, a gold price of approximately US$600.00 per ounce with sufficient mineral material for at least a 10 year operating mine.

The key issues determining the viability, profitability and long-term operating horizons for the Lone Star Project, identified through the scoping study process to date are:

- recoverable gold potential;

- permitting requirements and regulatory approvals;

- operating costs, particularly energy supply;

- gold price and market;

- capital costs and financing.

No other factors studied to date have identified possible absolute impediments or challenges that could not be reasonably mitigated or managed.

Recoverable gold potential:

Due to SEC requirements concerning the reporting of assessments of mineralized material, the Company has reporting constraints. These legal constraints are different than those associated with the corresponding standards relating to mineral resources in Canada. For a detailed understanding of the SEC framework for reporting that governs what a publicly traded, U.S. mineral exploration and development company can disclose, please refer to "Recommendations Concerning Estimation and Reporting of Mineral Resources and Mineral Reserves", April 2005 as submitted to the SEC by the SEC Reserves Working/SME Resources and Reserves Committee of The Society for Mining, Metallurgy, and Exploration, Inc.

Based on the information available, including the results from Company exploration activities since December 2003, the Company is of the opinion that approximately 20% of the required volume of mineralized material has been delineated with reasonable confidence in the exploration results. This conceptual projection is subject to updating based on final evaluation of the 2006 diamond drilling and other exploration results described on the report filed with Yukon mining authorities in March 2007. Exploration results have been derived from a combination of soil geochemistry, airborne and ground geophysical surveys, trenching, bulk sampling, and diamond, reverse-circulation, and percussion drilling focusing largely on one exploration target - the Lone Star Zone, site of the original Lone Star Mine (circa 1912-1914). Due to the expansion of the Lone Star properties, several additional known exploration targets remain to be fully explored and assessed.

The recoverable gold potential of the properties is expected to be expanded considerably by an even larger diamond drilling, RC drilling, trenching and bulk sampling program in 2007.

The Company's views are supported by the fundamental geology of the Klondike region that includes the Lone Star Project, and the 5 major exploration targets that extend over large areas with opportunity for the existence of multiple mineralized zones, along both strike and dip. They belong to a class of structures which have potential for large, medium-grade, bulk-tonnage ore bodies.

In 2006 and again in 2007, Klondike Star's Exploration Manager, Bill Mann, M.Sc. reiterated:

"The Lone Star represents an extensive mineralized area with a large tonnage, low grade gold resource augmented by higher grade zones that warrants continued exploration and intensive evaluation for potential mine feasibility and development."

In 2005, Dr. James Mortensen, P.Geo, P.Eng., Professor of Geology and leader of the Klondike Research Project stated,

"We've identified basically four major areas that appear to have been the sources of almost all, I would say probably at least 90%, of the placer gold that was recovered here. And one of the areas that appear to have generated much of the gold, certainly for Eldorado Creek and for much of Bonanza Creek, appears to have been the Lone Star ridge that is being explored intensively by Klondike Star."

In 2004, Dr. J.H. Montgomery, P.Geo, P.Eng., an independent professional reviewer of the Klondike properties now forming the Lone Star Project, stated,

"The Klondike Star property is now ready for large scale, intensive and detailed exploration. It is obvious that the proximity and close geologic relationship of the sub-parallel shear zones and the distribution of placer gold is more than a coincidence and that there is reasonable hope for a large, significant gold deposit. The management and geologic team of Klondike Star Mineral Corporation are convinced that the comprehensive exploration programs designed for the project, which consist of direct methods (mapping, geochemistry, trenching, drilling and underground bulk sampling), will finally unlock the "secrets" of Klondike gold."

The information, including estimates and ranges contained in this report are exploration information about targets or potential. They are provided as conceptual projections. The Company can not and is not representing the information contained in this filing as an estimate of Mineral Reserves or mineralized material. Under U.S. securities regulations, Klondike Star is not able to use the term mineral resources and is not able to disclose inferred resources that may be reported in other international jurisdictions.1 The Company's Canadian joint venture partner, Klondike Gold Corporation, is currently undertaking a separate, professional review of mineral resource potential on the Lone Star Project.

The Company believes that its progressive exploration programs will continue to increase the known, assessed and reportable gold potential of the Lone Star properties. This forward-looking statement is based on a number of factors including:

- the new exploration targets for investigation identified by the 2006 IP survey results received recently, the structural geology and gold composition research by the U.B.C. Mineral Deposit Research Unit and the Company, trenching and bulk sampling (including , by way of example, the newly discovered JF Zone) and other determinations flowing from the 2006 exploration program;

- the findings, improved understanding of the structural geology of the entire Klondike region, and the refined Company exploration model based on the results of the Klondike geological research project being undertaken in cooperation with the Company by the U.B.C. Mineral Deposit Research Unit;

- the expansive size of the Lone Star Project with many areas not yet investigated with modern exploration methods;

- the confidential March 2007 Lone Star Project report on the exploration work performed during the 2006 exploration program filed with Yukon mining authorities.

The Company's estimates and preliminary conclusions take account of consolidated analysis of 2006 drilling, trenching and bulk sampling results, as well as discoveries of new exploration targets and recently reported geo-science on the Klondike gold-producing region. The geological investigation of the Klondike Plateau by the U.B.C. Mineral Deposit Research Unit ("MDRU"), undertaken as a joint venture with Klondike Star, with the goal of determining the structure of the underlying geo-science and arriving at an explanation of the source of the millions of ounces of placer gold produced from the Klondike - one of the largest unexplained gold anomalies in the world - has developed important new understandings. They are discussed in a soon to be released report and recent papers in the Yukon Exploration and Geology 2006 report, released by the Yukon Geological Survey, Yukon Department of Energy, Mines and Resources at the 2007 Cordilleran Round-Up in Vancouver, Canada. Based on this work, a brand new Klondike geology map published by the Yukon Geological Survey is forthcoming. This work, by the internationally recognized MDRU, with participation from experts in New Zealand and the United Kingdom, has helped to refine the Company's exploration protocol and program being advanced by Klondike Star's geology team.

The findings and gold recovery potential of other Company projects within the Klondike Region, such as the advanced stage Indian River Placer Project and the Dominion Project add to the Company's regional gold recovery potential.

Gold recovery rates from the mining and milling process are important. To address the specific composition of ore and gold from the Lone Star properties, the Company constructed (2004) and has since upgraded (2005 and 2006) the Eldorado Bulk Sampling Test Plant. Sophisticated technical procedures and analysis have been undertaken by a Canadian engineering firm with analysis performed by certified laboratories. After three years of experience, the Company is in a position to test additional processes that could further improve gold recovery methods and results or define full-scale engineering and design specifications. This work will facilitate detailed mine process planning, technology and design decisions.

Permitting requirements and regulatory approvals:

The Yukon has a stable regulatory regime. A recent, independent national survey of mining executives ranks the Yukon, Canada as among the most improved jurisdictions in the country, 11th among global jurisdictions that are attractive for their mining policies and 14th among all jurisdictions world-wide for current mining potential. (The Fraser Institute Annual Survey of Mining Companies 2006/07, March 5, 2007).

With the advice of experienced technical and environmental consultants, the Company has scoped out requirements and timelines for permitting and regulatory approvals in detail, anticipated and implemented processes requiring attention in advance so as to facilitate timely submissions for review and approval. This includes, for example, amassing three-years of environmental monitoring data, and establishing credibility with environmental authorities through Company policy, permitting compliance and action.

Furthermore, since the entire Klondike region has been subject to extensive mining activity since the late 1890's, the environmental and socio-economic impacts of mining projects are generally understood and although subject to comprehensive regulatory scrutiny, new projects do not generally face significant issues or local opposition.

Based on industry experience and present data, the Company does not believe the regulatory process for mine development would compromise the Lone Star Project.

Operating costs, particularly energy supply:

Low, stable and predictable operating costs not only enhance the reasonable prospect of economic viability of mine development, but are a precursor to long-term production strength and profitability in the event of lower gold price conditions. Technical analysis for the scoping study has, to date, identified energy supply as the largest single item with the 'base case' ranging between 56 - 61% of operating costs. The 'base case' assumes the most conservative assumptions associated with energy needs being supplied by diesel fuel and diesel generation of electricity.

The Company is nearing completion of an energy supply options study, which is a component of the scoping study. The study identifies a series of feasible alternatives, including various potential ways to substantially reduce energy operating costs, as well as making the costs more stable and predictable. These are significant advantages that also moderate the potential influence of international market conditions for fuel and emerging constraints on greenhouse gas emissions.

In connection with the assessment of energy supply alternatives, the Company is advancing currently on three fronts:

- investigating wind generation potential on the Lone Star site, as this renewable resource is normally competitive with diesel generation on the margin (nearing completion of one year of planned two year project);

- proceeding with a bio-fuel feasibility project to determine the availability of blended fuels using locally grown and processed canola;

- expanding and monitoring a fleet vehicle pilot project to increase the fuel efficiency of Company diesel trucks with the potential to reduce costs by up to 30% based on experience to date;

Gold price and market:

The current price projections by reputable authorities, such as GFMS and others, postulate the future potential of prices in the order of z;

Recent gold prices have ranged between a and b.

The three-year moving average for gold prices as of x is about y.

For purposes of the scoping study, the Company is using $600 per ounce as an estimation of gold prices.

The Company has entered into a right of first refusal agreement with an internationally-based gold trader (private company) for the purchase of gold produced from its Klondike properties, thereby creating the reasonable prospect of a market for the sale of gold production.

Capital costs and financing:

The majority of capital cost components for a Lone Star mining operation have been identified and estimated by an experienced Canadian engineering company. Certain gaps relating to reclamation and environmental protection are subject to further planning and analysis. The preliminary estimate of capital costs, +/- 25% are in the range of x to y, subject to further analysis as indicated and consolidation of the costs and benefits of energy supply alternatives. Based on preliminary discussions with various parties, the Company is proceeding under the assumption that there are several viable options and sources for cost-effective financing of a mine development.

THE STAGES OF MINE PLANNING AND DEVELOPMENT

A conventional mine planning process moves sequentially through stages, from exploration, to mineral resource assessment, to pre-feasibility/feasibility studies, to environmental assessment (baseline studies, etc.), to regulatory review and permitting, to detailed design, to financing, to go/no go decision, to tendering and construction, and to labor force and company mobilization and production.

In the Company's opinion, the integrated and forward looking approach being undertaken through the scoping study and related activities has materially shortened timelines for mine decision-making, could substantially reduce costs in advance of reaching the production stage and would position the Lone Star Project for the known and projected world gold market conditions and opportunities.

FORWARDING LOOKING STATEMENTS

The statements in this filing that relate to the company's expectations with regard to the future impact on the company's results from new products or actions in exploration or development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

The mineral exploration information reported in this filing does not constitute an assessment of mineralized material pursuant to "Guide 7, Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations". As a Delaware corporation regulated by U.S. securities laws and regulations, the Company is expressly prohibited from releasing mineral resource assessments required by the Canadian National Instrument 43-101, or other similar international standards and reporting guidelines.

The Company is of the opinion, currently, that there has been insufficient exploration to define mineralized material, and it remains uncertain if further exploration will result in Lone Star target zones being delineated as mineralized material or mineral reserves. To the extent that the foregoing exploration information constitutes a preliminary assessment that is preliminary in nature, there is no certainty that when full economic considerations are applied to the exploration targets that it will be possible to categorize them as mineral reserves.

Footnote 1:

Mining Companies subject to U.S. securities and exchange regulations must comply with Industry Guide 7 when reporting ore reserves. No allowance is made within Industry Guide 7 for identified material (termed Measured, Indicated, and Inferred Mineral Resources in other international codes and guidelines) having potential economic benefit outside of Proven and Probable Reserves, unless (1) this material is required to be disclosed by foreign or state law or (2) estimates have been provided to others in the context of an acquisition, merger, or consolidation. All other internationally accepted reporting codes define and allow the reporting of Mineral Resources. Though not explicitly stated in Industry Guide 7, the SEC informally recognizes "mineralized material", which is approximately equivalent to Measured and Indicated Resources as defined by other international codes. The use of the term "mineralized material" is unique to the SEC, as no other regulatory jurisdiction or associated supporting guidelines have adopted this term. The SEC's preference for usage of the term "mineralized material" results from its opinion that the average investor is not well informed about technical mining terms, and that an uninformed investor perceives a "resource" as being more readily available than a "reserve", thus leading the investor to assign an equal or even greater value to resources than to reserves.

The SEC does not consider inferred material (Inferred Resources in international codes) to be part of its "mineralized material" and has communicated that inferred material should never be publicly disclosed. This position is based on a perception that inferred material is not sufficiently defined to be reportable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                        KLONDIKE STAR MINERAL CORPORATION

March 21, 2007                                                                                            /s/ Hans Boge

____________________________                                                         _______________________________

Date                                                                                                               Hans Boge, P.Eng., President